UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2021

BOOMER HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-215000	36-4833921
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8670 W. Cheyenne Avenue, Las Vegas, NV 89129
(Address of principal executive offices, including zip code)

 Registrant’s telephone number, including area code  888-266-6370

Securities registered pursuant to Section 12(b) of the Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2021, the Board of Directors (the “Board”) of Boomer Holdings, Inc. (the “Registrant”) approved an amendment to the bylaws of the Registrant (the “Bylaws”), effective immediately, to, among other things, allow the Board to select the Registrant’s fiscal year end and to provide certain conforming, modernizing and clarifying changes to the Bylaws.  Also on January 29, 2021, following the amendment of the Bylaws, the Board elected to change the Registrant’s fiscal year from July 31 to January 31.

The foregoing description of the Amended and Restated Bylaws of the Registrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bylaws, a copy of which are attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements And Exhibits

(a)	Exhibits

Number	Description
3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2021	BOOMER HOLDINGS, INC. CORP.

	By:	/s/ Michael Quaid
Name:	Michael Quaid
Title:	Chief Executive Officer